                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2

                                       TO

                                    FORM 8-K/A


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): December 3, 1997


                                   WORLDS INC.
                                   -----------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          NEW JERSEY                2-31876            22-1848316
          ----------                -------            ----------
(STATE OR OTHER JURISDICTION OF     (COMMISSION       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      FILE NUMBER)      IDENTIFICATION NUMBER)





15 UNION WHARF, BOSTON, MASSACHUSETTS                          02109
-------------------------------------                          -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


Registrant's telephone number, including area code: (617) 725-8900
                                                    --------------



-----------------------------------------------------------
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

     1.  Financial Statements of Worlds, Inc.

     2.  Financial Statements of Worlds Acquisition Corp.

     3.  Pro Forma Financial Statements.

                                   WORLDS INC.
                              (A DEVELOPMENT STAGE
                                   ENTERPRISE)









                                                            FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995, PERIOD FROM APRIL 26, 1994
                 (INCEPTION) TO DECEMBER 31, 1994 AND PERIOD FROM APRIL 26, 1994
                    (INCEPTION) TO DECEMBER 31, 1996 (WITH UNAUDITED INFORMATION
                             AS OF SEPTEMBER 30, 1997, FOR THE NINE MONTHS ENDED
                      SEPTEMBER 30, 1997 AND 1996 AND PERIOD FROM APRIL 26, 1994
                                              (INCEPTION) TO SEPTEMBER 30, 1997)

                                   WORLDS INC.
                              (A DEVELOPMENT STAGE
                                   ENTERPRISE)















                                                            FINANCIAL STATEMENTS
              YEARS ENDED DECEMBER 31, 1996 AND 1995, PERIOD FROM APRIL 26, 1994
                 (INCEPTION) TO DECEMBER 31, 1994 AND PERIOD FROM APRIL 26, 1994
                    (INCEPTION) TO DECEMBER 31, 1996 (WITH UNAUDITED INFORMATION
                             AS OF SEPTEMBER 30, 1997, FOR THE NINE MONTHS ENDED
                      SEPTEMBER 30, 1997 AND 1996 AND PERIOD FROM APRIL 26, 1994
                                              (INCEPTION) TO SEPTEMBER 30, 1997)

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                        CONTENTS


INDEPENDENT AUDITORS' REPORT                                                 F-3

FINANCIAL STATEMENTS:
   Balance sheets                                                      F-4 - F-5
   Statements of operations                                                  F-6
   Statements of stockholders' deficit                                       F-7
   Statements of cash flows                                           F-8 - F-10
   Summary of accounting policies                                    F-11 - F-14
   Notes to financial statements                                     F-15 - F-27

INDEPENDENT AUDITORS' REPORT


The Board of Directors
  and Stockholders of
  Worlds Inc.

We have audited the accompanying balance sheets of Worlds Inc. (a development stage enterprise) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1996 and 1995, for the period from April 26, 1994 (inception) to December 31, 1994, and for the period from April 26, 1994 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, for the period from April 26, 1994 (inception) to December 31, 1994, and for the period from April 26, 1994 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the summary of accounting policies, the Company is in the development stage and has suffered recurring losses from operations, has a working capital deficit, and has a stockholders' deficit since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 (Development Stage Risks) and Note 9 (Subsequent Events) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BDO Seidman, LLP

San Francisco, California

September 15, 1997 (except as to Note 9
   which is as of December 31, 1997)

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS




                                                                 December 31,
                                                 --------------------------------------------------    September 30, 1997
                                                       1995                       1996                     (unaudited)
-------------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash and cash equivalents                            $1,113,282                 $  894,692                    $ 53,351
   Trade receivables                                       831,344                    638,734                     149,684
   Less:  Allowance for doubtful accounts                        -                   (149,684)                   (149,684)
-------------------------------------------------------------------------------------------------------------------------------
   Trade receivables, net                                  831,344                    489,050                           -
   Prepaids and other current assets                       199,479                    125,316                      25,166
-------------------------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                          2,144,105                  1,509,058                      78,517
PROPERTY AND EQUIPMENT, NET (NOTE 2)                       595,986                    691,411                     265,127
OTHER ASSETS, PRINCIPALLY DEPOSITS                         191,895                          -                           -
-------------------------------------------------------------------------------------------------------------------------------
                                                        $2,931,986                 $2,200,469                    $343,644
-------------------------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS



                                                                                                                 September 30,
                                                                                                                     1997
                                                                             December 31,                         (unaudited)
                                                       -------------------------------------------------------
                                                                   1995                    1996
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Accrued liabilities                                             $   399,531            $    901,800           $    735,812
   Accounts payable                                                  1,233,632               1,003,574              1,137,768
   Advanced customer billings and deferred revenue                     832,807                 436,140                436,140
   Advance from Worlds Acquisition Corp. (Note 9)                            -                       -                100,000
   Current portion, notes payable (Note 3)                             120,000               1,120,000              1,710,000
   Current portion, capital lease obligations (Note 4)                  75,631                  94,539                      -
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                 2,661,601               3,556,053              4,119,720
LONG-TERM PORTION, NOTES PAYABLE (NOTE 3)                              590,000                 480,000                126,666
LONG-TERM PORTION, CAPITAL LEASE OBLIGATIONS (NOTE 4)                  104,106                  28,473                      -
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES                                         3,355,707               4,064,526              4,246,386
-----------------------------------------------------------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 4, 8 AND
   9)
STOCKHOLDERS' DEFICIT (NOTE 5):
   Preferred stock, $.0001 par value; designated as
      Series A; 2,000,000 shares authorized,
      1,801,533 shares issued and outstanding in 1996
      and 1995                                                             180                     180                    180
   Preferred stock, $.0001 par value; designated as
      Series B; 2,300,000 shares authorized, 1,022,726
      shares issued and outstanding in 1996                                  -                     102                    102
   Common stock, $.0001 par value; 15,000,000
      shares authorized; 5,535,646 and 5,274,260
      shares issued and outstanding in 1996 and 1995,
      respectively                                                         527                     553                    553
   Deferred compensation related to stock options                      (45,647)                (21,445)                (8,183)
   Additional paid-in capital                                        8,385,184              17,107,472             17,105,102
   Deficit accumulated during development stage                     (8,763,965)            (18,950,919)           (21,000,496)
-----------------------------------------------------------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' DEFICIT                                (423,721)             (1,864,057)            (3,902,742)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   $ 2,931,986            $  2,200,469           $    343,644
-----------------------------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS



                                                  Period from                                                  Period from
                                                April 26, 1994           Year ended December 31,              April 26, 1994
                                                (inception) to  -----------------------------------------     (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                   1995                 1996               1996
--------------------------------------------------------------------------------------------------------------------------------
NET REVENUES (NOTE 7)                               $   279,720          $1,882,232        $  3,784,019          $ 5,945,971
--------------------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Cost of revenues                                     787,030           4,445,582           6,014,432           11,247,044
   Research and development                             231,637           2,257,082           2,446,724            4,935,443
   Selling, general and administrative                  442,633           2,858,601           4,901,628            8,202,862
--------------------------------------------------------------------------------------------------------------------------------
        TOTAL COSTS AND EXPENSES                      1,461,300           9,561,265          13,362,784           24,385,349
--------------------------------------------------------------------------------------------------------------------------------
        OPERATING LOSS                               (1,181,580)         (7,679,033)         (9,578,765)         (18,439,378)
OTHER INCOME AND (EXPENSES):
   Interest income                                          447             110,883             115,956              227,286
   Interest expense                                           -             (14,682)            (16,750)             (31,432)
   Lawsuit settlements (Note 8)                               -                   -            (509,200)            (509,200)
   Gain (loss) on disposal of property and
      equipment                                               -                   -             (83,195)             (83,195)
   Income from sale of technology                             -                   -                   -                    -
--------------------------------------------------------------------------------------------------------------------------------
        LOSS BEFORE INCOME TAXES AND
           EXTRAORDINARY ITEM                        (1,181,133)         (7,582,832)        (10,071,954)         (18,835,919)
INCOME TAXES                                                  -                   -           (115,000)            (115,000)
--------------------------------------------------------------------------------------------------------------------------------
        LOSS BEFORE EXTRAORDINARY ITEM               (1,181,133)         (7,582,832)        (10,186,954)         (18,950,919)
EXTRAORDINARY ITEM - GAIN ON DEBT
   SETTLEMENT (NOTE 3)                                        -                   -                   -                    -
--------------------------------------------------------------------------------------------------------------------------------
NET LOSS                                            $(1,181,133)        $(7,582,832)       $(10,186,954)        $(18,950,919)
--------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF OPERATIONS (CONTINUED)





                                                                                            Period from
                                                                                           April 26, 1994
                                                    Nine months ended September 30,        (inception) to
                                               -----------------------------------------   September 30,
                                                       1996                 1997                1997
                                                    (unaudited)         (unaudited)         (unaudited)
------------------------------------------------------------------------------------------------------------
NET REVENUES (NOTE 7)                                 $ 2,690,264         $    69,098        $  6,015,069
------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES:
   Cost of revenues                                     4,482,473              29,556          11,276,600
   Research and development                             1,935,228             401,345           5,336,788
   Selling, general and administrative                  3,874,843           2,244,283          10,447,145
------------------------------------------------------------------------------------------------------------
        TOTAL COSTS AND EXPENSES                       10,292,544           2,675,184          27,060,533
------------------------------------------------------------------------------------------------------------
        OPERATING LOSS                                 (7,602,280)         (2,606,086)        (21,045,464)
OTHER INCOME AND (EXPENSES):
   Interest income                                        100,425              10,344             237,630
   Interest expense                                        (9,234)            (71,338)           (102,770)
   Lawsuit settlements (Note 8)                          (270,000)                  -            (509,200)
   Gain (loss) on disposal of property and
      equipment                                           (61,393)              4,070             (79,125)
   Income from sale of technology                               -             245,100             245,100
------------------------------------------------------------------------------------------------------------
        LOSS BEFORE INCOME TAXES AND
           EXTRAORDINARY ITEM                          (7,842,482)         (2,417,910)        (21,253,829)
INCOME TAXES                                              (77,840)             (5,000)           (120,000)
------------------------------------------------------------------------------------------------------------
        LOSS BEFORE EXTRAORDINARY ITEM                 (7,920,322)         (2,422,910)        (21,373,829)
EXTRAORDINARY ITEM - GAIN ON DEBT
   SETTLEMENT (NOTE 3)                                          -             373,333             373,333
------------------------------------------------------------------------------------------------------------
NET LOSS                                             $ (7,920,322)        $(2,049,577)      $(21,000,496)
------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' DEFICIT






                                                                                               Preferred stock
                                                                        -----------------------------------------------------------
                                                Common stock                      Series A                        Series B
                                        -----------------------------   -----------------------------   ---------------------------
                                            Shares        Amount            Shares        Amount            Shares        Amount
-----------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock; 2,415,000
   shares at $.001 per share in July
   585,000 shares at $.01 per share in
   September 1994                           3,000,000         $300                 -          $  -                 -          $  -
Compensation related to stock options
   founders' stock                                  -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                  3,000,000          300                 -             -                 -             -
Issuance of common stock at $0.01 to
   $0.425 per share                         2,274,260          227                 -             -                 -             -
Issuance of Series A preferred stock
Issuance of Series A preferred stock
   $4.25 per share, net of issuance costs
   of $111,738                                      -            -         1,801,533           180                 -             -
Compensation related to stock options               -            -                 -             -                 -             -
Compensation related to stock options               -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                  5,274,260          527         1,801,533           180                 -             -
Issuance of common stock                      261,386           26                 -             -                 -             -
Issuance of Series B preferred stock
   $8.80 per share, net of issuance costs
   of $381,000                                      -            -                 -             -         1,022,726           102
Compensation related to stock options               -            -                 -             -                 -             -
Net loss                                            -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                  5,535,646          553         1,801,533           180         1,022,726           102
Compensation related to stock options
   (unaudited)                                      -            -                 -             -                 -             -
Net loss (unaudited)                                -            -                 -             -                 -             -
-----------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                              5,535,646         $553         1,801,533          $180         1,022,726          $102
-----------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 STATEMENTS OF STOCKHOLDERS' DEFICIT (CONTINUED)



                                                Deferred
                                              compensation   Additional                     Total
                                                on stock       paid-in     Accumulated  stockholders'
                                                options        capital       deficit       deficit
-------------------------------------------------------------------------------------------------------
Issuance of common stock; 2,415,000
   shares at $.001 per share in July
   585,000 shares at $.01 per share in
   September 1994                                    $  -     $     7,115   $         -   $      7,415
Compensation related to stock options
   founders' stock                                      -         695,888             -        695,888
Net loss                                                -               -    (1,181,133)    (1,181,133)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1994                              -         703,003    (1,181,133)      (477,830)
Issuance of common stock at $0.01 to
   $0.425 per share                                     -          54,919             -         55,146
Issuance of Series A preferred stock
Issuance of Series A preferred stock
   $4.25 per share, net of issuance costs
   of $111,738                                          -       7,544,597             -      7,544,777
Compensation related to stock options                   -          21,802             -         21,802
Compensation related to stock options             (45,647)         60,863             -         15,216
Net loss                                                -               -    (7,582,832)    (7,582,832)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1995                        (45,647)      8,385,184    (8,763,965)      (423,721)
Issuance of common stock                                -         112,795             -        112,821
Issuance of Series B preferred stock
   $8.80 per share, net of issuance costs
   of $381,000                                          -       8,618,887             -      8,618,989
Compensation related to stock options              24,202          (9,394)            -         14,808
Net loss                                                -               -   (10,186,954)   (10,186,954)
-------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 1996                        (21,445)     17,107,472   (18,950,919)    (1,864,057)
Compensation related to stock options
   (unaudited)                                     13,262          (2,370)            -         10,892
Net loss (unaudited)                                    -               -    (2,049,577)    (2,049,577)
-------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                                   $ (8,183)    $17,105,102  $(21,000,496)  $ (3,902,742)
-------------------------------------------------------------------------------------------------------


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS





                                                  Period from                                                  Period from
                                                April 26, 1994              Year ended December 31,           April 26, 1994
                                                (inception) to    -----------------------------------------   (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                  1995                 1996                1996
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                         $(1,181,133)        $(7,582,832)       $(10,186,954)        $(18,950,919)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                     6,469             156,849             344,345              507,663
        (Gain) loss on disposal of property
           and equipment                                      -                   -              83,195               83,195
        Gain on debt settlement                               -                   -                   -                    -
        Compensation related to stock
           options                                      695,888              37,018              14,808              747,714
        Compensation related to common
           stock issuance                                     -                   -              58,525               58,525
        Licensed technology expense                           -             750,000                   -              750,000
        Changes in operating assets and
           liabilities:
              Trade receivables                        (119,964)           (711,380)            342,294             (489,050)
              Prepaids and other assets                 (48,239)           (343,134)            266,057             (125,316)
              Accounts payable and accrued
                liabilities                             336,380           1,296,782             226,212            1,859,374
              Advanced customer billings
                and deferred revenue                    241,867             590,940            (396,667)             436,140
-------------------------------------------------------------------------------------------------------------------------------
                   NET CASH USED IN
                      OPERATING ACTIVITIES              (68,732)         (5,805,757)         (9,248,185)         (15,122,674)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)



                                                                                             Period from
                                                                                            April 26, 1994
                                                    Nine months ended September 30,         (inception) to
                                                ----------------------------------------     September 30,
                                                        1996                 1997                1997
                                                     (unaudited)         (unaudited)         (unaudited)
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                          $(7,920,322)        $(2,049,577)       $(21,000,496)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                    220,607             174,083             681,746
        (Gain) loss on disposal of property
           and equipment                                  61,393             (4,070)              79,125
        Gain on debt settlement                                -           (373,333)           (373,333)
        Compensation related to stock
           options                                        11,419              13,263             760,977
        Compensation related to common
           stock issuance                                 58,425                   -              58,525
        Licensed technology expense                            -                   -             750,000
        Changes in operating assets and
           liabilities:
              Trade receivables                          339,371             489,050                   -
              Prepaids and other assets                   24,258             100,150             (25,166)
              Accounts payable and accrued
                liabilities                               10,972             101,156           1,960,530
              Advanced customer billings
                and deferred revenue                    (222,553)                  -             436,140
-----------------------------------------------------------------------------------------------------------
                   NET CASH USED IN
                      OPERATING ACTIVITIES            (7,416,430)         (1,549,278)        (16,671,952)
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS



                                                  Period from                                                  Period from
                                                April 26, 1994                Year ended December 31,         April 26, 1994
                                                (inception) to     -----------------------------------------  (inception) to
                                                 December 31,                                                   December 31,
                                                     1994                   1995                 1996               1996
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of property and equipment            $   (26,646)         $ (493,627)       $   (476,966)        $   (997,239)
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                 7,415              55,146              54,296              116,857
   Proceeds from issuance of preferred stock,
      net of issuance costs                                   -           7,544,777           8,618,989           16,163,766
   Advance from (to) officer                             90,149             (90,149)                  -                    -
   Advance from Worlds Acquisition Corp.                      -                   -                   -                    -
   Payments on capital lease                                  -             (59,294)            (56,724)            (116,018)
   Payments on note payable                                   -             (40,000)           (110,000)            (150,000)
   Proceeds from note payable                                 -                   -           1,000,000            1,000,000
-------------------------------------------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY
                      FINANCING ACTIVITIES               97,564           7,410,480           9,506,561           17,014,605
-------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            2,186           1,111,096            (218,590)             894,692
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD                                                     -               2,186           1,113,282                    -
-------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD            $     2,186          $1,113,282        $    894,692          $   894,692
-------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
      Interest paid                                 $         -          $   14,682        $      9,234          $    23,916
-------------------------------------------------------------------------------------------------------------------------------
      Income taxes paid                             $         -          $        -        $      5,064          $     5,064
-------------------------------------------------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                             Period from
                                                                                            April 26, 1994
                                                    Nine months ended September 30,         (inception) to
                                                ---------------------------------------      September 30,
                                                         1996                 1997                1997
                                                      (unaudited)         (unaudited)         (unaudited)
------------------------------------------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
   Acquisition of property and equipment              $  (383,494)        $    (2,063)       $   (999,302)
------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock                  53,896                   -             116,857
   Proceeds from issuance of preferred stock,
      net of issuance costs                             8,618,989                   -          16,163,766
   Advance from (to) officer                                    -                   -                   -
   Advance from Worlds Acquisition Corp.                        -             100,000             100,000
   Payments on capital lease                              (56,724)                  -            (116,018)
   Payments on note payable                              (100,000)            (40,000)           (190,000)
   Proceeds from note payable                                   -             650,000           1,650,000
------------------------------------------------------------------------------------------------------------
                   NET CASH PROVIDED BY
                      FINANCING ACTIVITIES              8,516,161             710,000          17,724,605
------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            716,237            (841,341)             53,351
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD                                               1,113,282             894,692                   -
------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 1,829,519         $    53,351        $     53,351
------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
      Interest paid                                   $     9,234         $         -        $     23,916
------------------------------------------------------------------------------------------------------------
      Income taxes paid                               $         -         $     2,128        $      7,192
------------------------------------------------------------------------------------------------------------

                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS




DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:

   In 1995, the Company acquired equipment under capital leases totaling
      $290,495. In 1995, the Company also purchased technology for $750,000 under an installment license obligation (Note 3).

   In 1997, as part of the restructuring of operations (Notes 4 and 9), the Company disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling $123,013, were assumed by the lessor and a party which acquired certain assets used in the Company's Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.


                                 See accompanying summary of accounting policies
                                              and notes to financial statements.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES




NATURE OF BUSINESS               Worlds Inc. (the "Company") was incorporated
                                 under the laws of Delaware on April 26, 1994.
                                 The Company was formed to develop and
                                 commercialize 3D multi-user tools and
                                 technologies for the Internet market. The
                                 Company is in the development stage and, as such, has not generated significant revenues from operations.



BASIS OF PRESENTATION            The accompanying financial statements have been
                                 prepared assuming that the Company will
                                 continue as a going concern. The Company is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in Note 9, on December 3, 1997, the
                                 Company consummated a merger agreement with Worlds Acquisition Corporation ("WAC"), a company which had completed a private placement offering of securities.

                                 The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.



INTERIM FINANCIAL
STATEMENTS                       The accompanying balance sheet as of September
                                 30, 1997 and the statements of operations and cash flows for each of the nine months ended
                                 September 30, 1996 and 1997 have not been audited. However, in the opinion of management, they include all adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results to be expected for any future period.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





RESTRUCTURING OF
OPERATIONS                       Due to recurring losses, insufficient revenue,
                                 a working capital deficit and a net
                                 stockholders' deficit, the Company's management made significant reductions in operations in February 1997 that are reflected in the Company's unaudited financial statements as of and for the nine months ended September 30, 1997. In March 1997, the Company engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San Francisco. The Company decided in
                                 December 1996 to close its Seattle operations resulting in a $110,000 charge to operations for the year ended December 31, 1996.



USE OF ESTIMATES                 The preparation of financial statements in
                                 conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                                 Actual results could differ from these
                                 estimates.



CASH AND CASH EQUIVALENTS        Cash and cash equivalents are comprised of
                                 highly liquid money market instruments, which have original maturities of three months or less at the time of purchase.



PROPERTY AND EQUIPMENT           Property and equipment are stated at cost or
                                 the present value of the leased equipment, as appropriate. Depreciation is calculated using the straight-line method over the estimated useful lives or lease terms, if applicable, of the assets, which range from two to five years.
                                 Maintenance and repairs are expensed as
                                 incurred and improvements are capitalized.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





REVENUE RECOGNITION              Revenue from development and licensing
                                 contracts is recognized upon the attainment of contractual milestones (approximating the percentage- of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.



SOFTWARE DEVELOPMENT
COSTS Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86. No such costs have been capitalized to date.



RESEARCH AND DEVELOPMENT
COSTS Research and development costs are expensed as incurred.




INCOME TAXES                     The Company uses the liability method of
                                 accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."
                                 Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



CONCENTRATION OF CREDIT
RISK The Company provides consulting services to corporate customers in a variety of industries. For the period from April 26, 1994 (inception) to December 31, 1994, three customers accounted for 69% of the Company's revenues. For the years ended December 31, 1995 and 1996, five customers accounted for 91% and 74% of the Company's revenues, respectively.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES





NEW ACCOUNTING STANDARDS         Effective January 1, 1996, the Company adopted
                                 the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion
                                 ("APB") No. 25, "Accounting for Stock Issued to
                                 Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The
                                 Company has elected to continue to account for stock-based compensation under APB No. 25 (see
                                 Note 5).

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



    1.   DEVELOPMENT STAGE
         COMPANY The accompanying financial statements have been prepared on a going- concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company, as of September 30, 1997, has incurred recurring losses totaling $21,000,496 since inception, has a working capital deficit of $4,041,203 and a stockholders' deficit of $3,902,742. As discussed in Note 9, on December 3, 1997, the Company consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,385,000 of gross proceeds was raised.

                                 The Company anticipates, however, that it currently has only a portion of the funds necessary to permit the Company to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to permit the Company to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                                 These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    2.   PROPERTY AND
         EQUIPMENT               A summary of property and equipment as of
                                 December 31, 1996 and 1995, and September 30,
                                 1997, is as follows:



                                            December 31,
                               --------------------------------------       September 30,
                                      1995               1996                    1997
-----------------------------------------------------------------------------------------
Computers, software and
   equipment                            $565,041         $1,013,308            $650,557
Leasehold improvements                   194,263            170,320                   -
-----------------------------------------------------------------------------------------
                                         759,304          1,183,628             650,557
Less:  Accumulated
   depreciation and
   amortization                          163,318            492,217             385,430
-----------------------------------------------------------------------------------------
                                        $595,986         $  691,411            $265,127
-----------------------------------------------------------------------------------------



                                 Equipment under capital leases included above was $290,495 as of December 31, 1996 and 1995, and $-0- as of September 30, 1997.



    3.   NOTES PAYABLE


                                            December 31,
                               --------------------------------------       September 30,
                                      1995               1996                   1997
-----------------------------------------------------------------------------------------
Bridge loan payable to
   stockholders                       $        -         $1,000,000          $1,650,000
Technology obligation                    710,000            600,000             186,666
-----------------------------------------------------------------------------------------
                                         710,000          1,600,000           1,836,666
Less:  Current portion                   120,000          1,120,000           1,710,000
-----------------------------------------------------------------------------------------
Long-term portion                       $590,000         $  480,000          $  126,666
-----------------------------------------------------------------------------------------

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 On December 13, 1996, the Company received a
                                 Bridge Loan totaling $1,000,000 from two preferred stockholders. Additional advances of $650,000 were made under the Bridge Loan during the nine month period ended September 30, 1997 ($500,000 in January 1997 and $50,000 in June
                                 1997 were received from the same preferred stockholders; and $100,000 was received in May 1997 from an affiliated person of a stockholder). These advances under the Bridge Loan were granted in return for convertible promissory notes and options at $0.88 per share on 500,000 shares of the Company's common stock held by a founder and officer of the Company as of December 31, 1996 (825,000 shares at September 30, 1997). Such options remain exercisable for 36 months, but will terminate immediately upon the consummation of an initial public offering of the Company's capital stock or any consolidation or merger by the Company or any sale, conveyance or disposition of all or substantially all of the assets of the Company; such an event occurred on December 3, 1997 when the Company consummated a merger (Note 9). The loan bears interest at a rate of 9% from the date of the advances. Accrued interest is approximately $4,000 at December 31, 1996 and $71,000 at September 30, 1997.

                                 In June 1997, the Company renegotiated the terms of the Bridge Loan to convert it to a three year loan bearing interest at 7.5% and the option to convert into common stock based on the conversion price of $4.375, $5.00 and $5.625 in each of the three years following consummation of the merger of Worlds Inc. into Worlds Acquisition Corp. (see Note 9).

                                 On January 3, 1995, the Company purchased technology for $750,000 under a license agreement with Kinetic Effects, Inc. and Simon Fraser University of British Columbia ("SFU"). At December 31, 1996, the Company had an obligation to make monthly payments of $10,000 ($6,667 to SFU and $3,333 to Kinetic Effects, Inc.) through November 2000. The purchased technology was charged to research and development expense in 1995. This obligation has been renegotiated

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 downward in August 1997 to $186,648, $3,333
                                 payable monthly over 56 months to Kinetic
                                 Effects, Inc. Kinetic Effects, Inc. is an entity affiliated with a prior officer and current shareholder of the Company. In September 1997, the Company renegotiated the terms with SFU. In exchange for exclusivity on the technology, $373,333 of the debt was forgiven and has been included as an extraordinary item in the statement of operations for the nine months ended September 30, 1997.



    4. LEASE COMMITMENTS         The Company leases its facilities and other
                                 equipment under non-cancelable operating lease and capital lease agreements. Rent expense was $1,487,227 and $599,715 for the years ended
                                 December 31, 1996 and 1995, respectively.

                                 Future minimum lease payments under these agreements are as follows:


                                                          Capital          Operating
Year ending December 31,                                   leases            leases
-----------------------------------------------------------------------------------------
1997                                                         $109,929          $443,726
1998                                                           33,109                 -
-----------------------------------------------------------------------------------------
Total minimum lease payments                                  143,038           443,726
Less:   Amount representing imputed
           interest                                           (20,026)                -
Less:  Sublease income                                              -            (8,990)
Less:   Unamortized advance payments
           held in other current assets                             -           (51,693)
-----------------------------------------------------------------------------------------
                                                                               $383,043
                                                                       ------------------
Present value of net minimum capital lease
   payments                                                   123,012
Less:   Current installments of obligations
           under capital lease                                (94,539)
-----------------------------------------------------------------------------------------
Obligations under capital lease, excluding
   current installments                                     $  28,473
-----------------------------------------------------------------------------------------

                                                                            F-18

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Equipment was leased from a preferred
                                 stockholder under both operating and capital leases. The related outstanding capital leases at December 31, 1995 and 1996 were $179,737 and $123,012, respectively. The operating lease commitments at December 31, 1995 and 1996 were approximately $927,000 and $378,000, respectively. In June 1997, the Company and the preferred stockholder agreed that a total of $364,000 is owed by the Company on the prior operating and capital lease obligations which is recorded in accounts payable at September 30, 1997. This obligation to the preferred stockholder was reduced to $250,000 during December 1997 upon completion of the merger and private placement discussed in Note 9. The gain of $114,000 from reduction of such obligation will be included as an extraordinary item in the statement of operations for the period ended December 31, 1997.



    5.   STOCKHOLDERS' DEFICIT   Preferred Stock

                                 Each share of Series A and Series B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock. The conversion rate is based upon the original purchase price, subject to adjustments for stock dividends, stock splits, and capital reorganizations and price based antidilution, currently one-to-one.

                                 Each share of Series A and Series B preferred stock automatically converts to common stock upon the affirmative vote of the majority of the outstanding preferred stock or the closing of an underwritten public offering of shares of the Company's common stock resulting in total proceeds of at least $15,000,000. The holders of the preferred stock are entitled to one vote on an "as if converted" basis.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Holders of Series A and Series B preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividends on common stock, at the rate of $0.39 for Series A and $0.79 for Series B per share per annum. Such dividends are not cumulative, except in the event that the Company does not enter into an initial public offering of at least $15,000,000 in proceeds to the Company on or before May 31, 1998, in which case the dividends are cumulative effective May 31, 1998, and are payable when and if declared by the Company's Board of Directors in cash legally available for distribution, or in stock, if no cash is legally payable. As of December 31, 1996, no dividends have been declared.

                                 In the event of liquidation, consolidation, merger, or winding up of the Company prior to conversion, holders of preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to their liquidation amount or a pro rata share of the remaining assets, based on their ownership of the Company. As of December 31, 1996, the aggregate liquidation preference was approximately $16,657,000. (See Note 9).

                                 A Series A preferred stock investor also has a stock warrant which provides the right to purchase shares of Series A preferred stock sufficient to bring its holdings on a fully diluted basis to 21% of the Company's shares. The warrant expires in the event of a qualified public offering or when the holder of preferred stock no longer chooses to exercise its existing antidilution rights. The warrant is exercisable at fair market value at date of exercise. As a result of the merger described in Note 9, such warrants were extinguished.

                                 Common Stock

                                 Prior to the mergers described in Note 9, the Company had reserved 4,500,000 shares of common stock for issuance under the 1994 Amended and Restated Stock Option Plan (the "Plan"), which authorized the granting of incentive and nonstatutory stock options to employees and consultants of the Company. Under this Plan, the Company's Board of Directors would grant stock options at prices not less than 85% of fair value. The options were all immediately exercisable and were subject to vesting at times and in increments as specified by the Company's Board of Directors. Options generally vested over three years and expired 10 years from date of grant.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 The following table summarizes the stock option activity:




                                     Options                  Options outstanding
                                    available     ---------------------------------------
                                    for grant              Shares         Price per share
-----------------------------------------------------------------------------------------
Options authorized                     2,000,000                  -             $       -
Options granted                       (1,702,501)         1,702,501                   .01
-----------------------------------------------------------------------------------------
Balance, December 31,
   1994                                  297,499          1,702,501                   .01
Options authorized                     1,500,000                  -                     -
Options granted                       (1,189,254)         1,189,254               .01-.43
Options exercised                              -         (1,861,853)              .01-.20
Options canceled                          60,000            (60,000)                  .20
-----------------------------------------------------------------------------------------
Balance, December 31,
   1995                                  668,245            969,902               .01-.43
Options authorized                     1,000,000                  -                     -
Options granted                       (1,171,000)         1,171,000               .43-.88
Options exercised                              -           (261,386)              .20-.88
Options canceled                         489,704           (489,704)              .20-.88
-----------------------------------------------------------------------------------------
Balance, December 31,
   1996                                  986,949          1,389,812               .20-.88
-----------------------------------------------------------------------------------------
Balance, September 30,
   1997                                  986,949          1,389,812               .20-.88
-----------------------------------------------------------------------------------------



                                 As of December 31, 1996, 415,868 options were vested.

                                 The Company applies APB Opinion No. 25,
                                 "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Plan. Under APB Opinion No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized. Compensation or other expense is recorded based on intrinsic value (excess of current price over exercise price on date of grant) for employees, and fair value of the option awards for others.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 FASB Statement No. 123, "Accounting for
                                 Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. The Company estimates the fair value of each stock option at the grant date by using the minimum value approach with the following weighted-average assumptions used for grants in 1995 and 1996, respectively; no dividend yield for any year; near-zero volatility for both years; risk-free interest rates of 6.65% and 6.6%; and expected lives ranging from 1 month to 3 years.

                                 Under the accounting provisions of FASB
                                 Statement No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:




                                                                           Nine months
                                      Year ended December 31,                 ended
                               --------------------------------------      September 30
                                      1995                     1996            1997
-----------------------------------------------------------------------------------------
Net loss:

   As reported                      $(7,582,832)      $(10,186,952)        $(2,049,577)

   Pro forma                         (7,717,271)       (10,320,197)         (2,049,577)
-----------------------------------------------------------------------------------------


                                 As a result of the mergers described in Note 9, the Plan and all options thereunder were terminated and a new stock option plan, as described in Note 9, was adopted.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    6.   INCOME TAXES            From its inception, the Company has generated
                                 losses for both financial reporting and tax purposes. As of December 31, 1996, the
                                 Company's net operating losses for Federal income tax purposes were approximately $16.6 million, and expire between the years 2009 and 2011. For state income tax purposes, as of December 31, 1996, the Company had net operating loss carryforwards of approximately
                                 $12.7 million for the State of California which will expire 2002. As of December 31, 1996, the combined Federal and state tax benefit of the net operating loss carryforwards is approximately $6.4 million and the deferred tax asset relating to accounting differences for depreciation, certain accrued expenses and technology costs was approximately $0.4 million. This deferred tax asset totaling $6.8 million has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized. The use of such net operating loss carryforwards will be subject to annual limits if the Company has incurred an "ownership change". In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the merger discussed in Note 9, such an "ownership change" occurred.

                                 The provision for income taxes for the year ended December 31, 1996 and the nine months ended September 30, 1997 consists of:




                                                                        Nine months
                                                   Year ended              ended
                                                  December 31,         September 30,
                                                      1996                  1997
-----------------------------------------------------------------------------------------
Foreign income taxes withheld                           $105,000            $       -

State income taxes - current                              10,000                5,000
-----------------------------------------------------------------------------------------
                                                        $115,000               $5,000
-----------------------------------------------------------------------------------------



                                 The Company has $156,000 in research credits available to reduce future Federal income taxes which expire between the years 2009 and 2011.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




    7.   RELATED PARTY
         REVENUE For the period from April 26, 1994 (inception) to December 31, 1994, the Company had revenue totaling $113,000 from one preferred stockholder and one common stockholder. For the year ended December 31, 1995, $827,390 of revenue was attributable to two preferred stockholders and one common stockholder, and for the year ended December 31, 1996, $1,276,780 of revenue was attributable to three preferred stockholders.



    8.   LITIGATION, CLAIMS
         AND CONTINGENCIES       In 1996, the Company incurred lawsuit
                                 settlement expenses totalling $509,200, of which $164,200 is included in accrued liabilities at December 31, 1996. These settlement expenses relate principally to claims by former employees and are exclusive of legal fees included in general and administrative expenses in the accompanying financial statements.

                                 The Company is currently a defendant in two lawsuits filed by a former employee. One suit filed in December 1995 in San Francisco Superior Court alleges various contract and tort claims for wrongful termination and seeks damages ranging from $500,000 to $2,000,000. A second suit filed in January 1997 in U. S. District Court, Northern District of California, asserts claims for damages of $200,000 against the Company in connection with the use of the Company's name on the World Wide Web. Pursuant to mediation in July 1996, the Company executed a settlement agreement in connection with the wrongful termination case and paid the former employee $225,000 in 1996. In February 1997, the Company executed an amendment to the July 1996 settlement involving a proposed settlement of both cases. The proposed settlement has not been completed but, in December 1997, the Company received a favorable ruling in San Francisco Superior Court which the Company and counsel believe will result in an overall resolution of the two lawsuits for a maximum additional liability of $150,000 which amount had originally been accrued at December 31, 1996.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)




                                 Although, to the best of the Company's
                                 knowledge, no legal proceedings other than those referenced above have been instituted, current management has been informed that potential claims may exist in the areas of unpaid taxes, unpaid wages and expenses to employees and consultants, unpaid vacation pay, and indemnification claims by certain entities and individuals against the Company. The Company is also informed that certain employees and consultants may assert claims against the Company based on alleged grants of options or other equity interests in the Company. While it is not possible at present to quantify the extent or risk of such matters, the Company's management believes that all such potential and unasserted claims in the aggregate will not have a material adverse effect on the Company's financial position.



    9.   SUBSEQUENT EVENTS      (a) The Mergers

                                    On December 3, 1997, the Company was merged with and into Worlds Acquisition Corp. ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of the WAC's securities (the "Private Placement"). All of the common and preferred stock of the Company were exchanged for 2,000,000 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by the Company. At September 30, 1997, WAC had not yet commenced any formal business operations and all activity to that date related to its formation and the negotiation of its fundraising transactions. During the period ended September 30, 1997, WAC advanced the Company $100,000 for working capital. Such advance is noninterest bearing with no fixed repayment terms. Academic was an inactive company with no operations. Academic voluntarily reported under

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



                                the Securities Exchange Act of 1934 "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board or in the Pink Sheets.

                                (b) The Private Placement

                                    The Private Placement called for WAC to
                                    offer for sale a maximum of 50 units (57 1/2 with the over-allotment), each consisting of 120,000 shares of its common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67 Units with gross proceeds of $3,800,000 (the "Initial Private Placement Closing") and, on December 31, 1997, the Combined Entity sold 4.85 Units with gross proceeds of $585,000. WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that WAC does not use its best efforts to file the registration statement with the SEC within 60 days of the Initial Private Placement Closing and have the registration statement declared effective by the SEC within 120 days thereafter, it has agreed, upon the occurrence of each such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.

                                   WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)



                                (c) Stock Option Plan

                                    As a result of the Mergers, WAC now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)











                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                           TO SEPTEMBER 30, 1997

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)









                                                            FINANCIAL STATEMENTS
                                           PERIOD FROM APRIL 8, 1997 (INCEPTION)
                                                           TO SEPTEMBER 30, 1997

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                      CONTENTS







REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-3

FINANCIAL STATEMENTS:
   Balance sheets                                                          F-4
   Statements of operations                                                F-5
   Statements of stockholders' equity                                      F-6
   Statements of cash flows                                                F-7
   Notes to financial statements                                    F-8 - F-13

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Worlds Acquisition Corp.
Boston, Massachusetts


We have audited the accompanying balance sheet of Worlds Acquisition Corp. (a development stage enterprise) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from April 8, 1997 (inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Acquisition Corp. at June 30, 1997 and the results of its operations and its cash flows for the period from April 8, 1997 (inception) to June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Worlds Acquisition Corp. will continue as a going concern. The Company has a working capital deficit whereby current liabilities exceed its current assets (cash) which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 7 (Subsequent Events) and Note 1 (Basis of Presentation), the Company completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Worlds Inc. The financial statements do not include any adjustments resulting from the private placement and merger transactions.




BDO Seidman, LLP

New York, New York

September 15, 1997 (except as to Note 7, which is as of December 31, 1997)

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                             BALANCE SHEETS



                                                                                             September 30, 1997
                                                                   June 30, 1997                (unaudited)
---------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT:
   Cash                                                              $  57,824                   $    3,045
---------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT ASSETS                                         57,824                        3,045
DEFERRED PRIVATE PLACEMENT COSTS (NOTE 3)                                    -                      215,000
ADVANCE TO WORLDS INC. (NOTE 4)                                        100,000                      100,000
---------------------------------------------------------------------------------------------------------------
                                                                     $ 157,824                   $  318,045
---------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT:
   Due to stockholder                                                $  11,724                   $   11,724
   Accrued expenses                                                     93,276                      270,276
---------------------------------------------------------------------------------------------------------------
           TOTAL CURRENT LIABILITIES                                   105,000                      282,000
---------------------------------------------------------------------------------------------------------------
COMMITMENTS (NOTE 5)
STOCKHOLDERS' EQUITY (NOTES 6 AND 7):
   Common stock, $.001 par value - shares authorized
      80,000,000; outstanding 8,400,000                                  8,400                        8,400
   Additional paid-in capital                                          195,600                      195,600
   Deficit accumulated during the development stage                   (151,176)                    (167,955)
---------------------------------------------------------------------------------------------------------------
           TOTAL STOCKHOLDERS' EQUITY                                   52,824                       36,045
---------------------------------------------------------------------------------------------------------------
                                                                     $ 157,824                   $  318,045
---------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

--------------------------------------------------------------------------------




                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                                            STATEMENTS OF OPERATIONS



                                                                                                               Cumulative
                                                                                                              April 8, 1997
                                                                April 8, 1997           July 1, 1997 to      (inception) to
                                                                (inception) to           September 30,        September 30,
                                                                June 30, 1997           1997 (unaudited)     1997 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
General and administrative expenses, primarily
   professional fees                                               $ 151,176               $    16,779         $  167,955
---------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                            $(151,176)              $   (16,779)        $ (167,955)
---------------------------------------------------------------------------------------------------------------------------------
Net loss per share                                                 $    (.02)              $      (.00)
---------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                         8,400,000                 8,400,000
---------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF STOCKHOLDERS' EQUITY



Period from April 8, 1997 (inception) to September 30, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Deficit
                                                                                                accumulated
                                           Common stock                                          during the               Total
                                    ---------------------------------      Additional           development           stockholders'
                                         Shares            Amount       paid-in capital            stage                 equity
------------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock to
   founding stockholders              8,400,000            $8,400               $195,600            $       -             $ 204,000
Net loss for the period April 8
   to June 30, 1997                           -                 -                      -             (151,176)             (151,176)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                8,400,000             8,400                195,600             (151,176)               52,824
Net loss for the period July 1
   to September 30, 1997
   (unaudited)                                -                 -                      -              (16,779)              (16,779)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, SEPTEMBER 30, 1997
   (UNAUDITED)                        8,400,000            $8,400               $195,600            $(167,955)            $  36,045
------------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                                        STATEMENTS OF CASH FLOWS



                                                                                                                April 8, 1997
                                                            April 8, 1997            July 1, 1997 to           (inception) to
                                                            (inception) to            September 30,             September 30,
                                                            June 30, 1997           1997 (unaudited)          1997 (unaudited)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $(151,176)               $  (16,779)                $(167,955)
   Adjustment to reconcile net loss to net cash
      used in operating activities:
      Increase in deferred private placement costs                     -                  (215,000)                 (215,000)
      Increase in accrued expenses                                93,276                   177,000                   270,276
---------------------------------------------------------------------------------------------------------------------------------
           NET CASH USED IN OPERATING ACTIVITIES                 (57,900)                  (54,779)                 (112,679)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Advance to Worlds Inc.                                       (100,000)                        -                  (100,000)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of common stock to
      founding stockholders                                       204,000                         -                   204,000
   Loan from stockholder                                           11,724                         -                    11,724
---------------------------------------------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY FINANCING
              ACTIVITIES                                          215,724                         -                   215,724
---------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                    57,824                  (54,779)                     3,045
CASH, BEGINNING OF PERIOD                                               -                    57,824                         -
---------------------------------------------------------------------------------------------------------------------------------
CASH, END OF PERIOD                                             $  57,824                $    3,045                $    3,045
---------------------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS




    1.   SUMMARY OF
         SIGNIFICANT
         ACCOUNTING POLICIES    Income Taxes

                                Worlds Acquisition Corp. (the "Company") follows Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company has net operating loss carryforwards of approximately $168,000 available to reduce any future income taxes. The tax benefit of these losses, approximately $67,000, has been offset by a valuation allowance due to the uncertainty of its realization.

                                Net Loss Per Share

                                Net loss per common share is computed on the basis of the weighted average number of common shares outstanding during the period.

                                Use of Estimates

                                The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                Basis of Presentation and Development Stage
                                Risks

                                The Company has a working capital deficit
                                (current liabilities exceed current assets) which raises substantial doubt about its ability to continue as a going concern.

                                As discussed in Note 7, the Company completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Worlds Inc., a Delaware corporation ("Worlds"). Worlds has not generated significant revenues from operations and had an accumulated deficit from inception to September 30, 1997 of approximately $21,000,000.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





                                The Company anticipates, however, that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

                                These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



    2.   ORGANIZATION AND
         BUSINESS OPERATIONS    The Company was incorporated on April 8, 1997 to
                                engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Worlds, which merged with and into the Company on December 3, 1997 in a series of related transactions (see Note 6). At September
                                30, 1997, the Company had not yet commenced any formal business operations and all activity to that date related to the Company's formation and the negotiation of transactions described in
                                Note 7. The Company's fiscal year-end is
                                December 31.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    3.   DEFERRED PRIVATE
         PLACEMENT COSTS        As of September 30, 1997, the Company had
                                incurred expenses of $215,000 in connection with its proposed private placement. As discussed in
                                Note 7, the private placement occurred in December 1997 at which time such costs will be charged to stockholders' equity.



    4.   ADVANCE TO WORLDS
         INC. During the period ended September 30, 1997, the Company advanced Worlds $100,000 for working capital. Such advance is noninterest bearing with no fixed repayment terms.



    5.   COMMITMENTS            (a) During September 1997, the Company commenced
                                    leasing of office space in Boston under a noncancelable operating lease expiring in September 2000. Minimum rentals under this lease are approximated as follows:

                                    Year ending December 31,
                                    --------------------------------------------
                                    1997 (three months)                 $ 16,000

                                    1998                                  48,000

                                    1999                                  50,000

                                    2000                                  34,000
                                    --------------------------------------------
                                    Total minimum payments              $148,000
                                    --------------------------------------------

                                (b) The Company anticipates entering into an
                                    employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    6.   COMMON STOCK           (a) During the period ended September 30, 1997,
                                    the Company issued 8,400,000 shares of
                                    common stock (on a post-split basis), par value $.001 per share, to founders of the Company for a consideration of $204,000.

                                (b) On September 15, 1997, the Company's Board
                                    of Directors approved a two-for-one split of the common stock. The additional shares resulting from the stock split were distributed on September 15, 1997 to all stockholders of record at the close of business on September 15, 1997. The balance sheets as of June 30, and September 30, 1997 and the statements of stockholders' equity for the period from April 8, 1997 to September 30, 1997 reflect the retroactive recording of the stock split as if it had occurred on April 8, 1997. Further, all references in the financial statements to average number of shares outstanding and related prices, per share amounts and stock option data have been restated for all periods to reflect the stock split.

                                (c) During September 1997, the Board of
                                    Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 1,000,000 limit.

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS





    7.   SUBSEQUENT EVENTS     (a)  The Mergers

                                    On December 3, 1997, Worlds was merged with and into the Company in a series of related transactions which included the simultaneous merger of the Company with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of the Company's securities (the "Private Placement"). All of the common and preferred stock of Worlds were exchanged for 2,000,000 shares of the Company. Worlds was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to September 30, 1997 of approximately $21,000,000. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934 (the "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its Common Stock to be traded on the Bulletin Board or in the Pink Sheets.

                                (b) The Private Placement

                                    The Private Placement called for the Company to offer for sale a maximum of 50 units (57 1/2 with the over-allotment) each consisting of 120,000 shares of the Company's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of the Company's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, the Company sold 31.67 Units with gross proceeds of $3,800,000 (the "Initial Private Placement Closing") and on December 31, 1997, Combined Entity sold 4.85 Units with gross proceeds of $585,000. The Company agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a

                            WORLDS ACQUISITION CORP.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS



                                    registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that the Company does not use its best efforts to file the registration statement with the SEC within 60 days of the Initial Private Placement Closing and have the registration statement declared effective by the SEC within 120 days thereafter, the Company has agreed, upon the occurrence of each such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.

                      PRO FORMA CONSOLIDATED BALANCE SHEET


         The following sets forth the unaudited pro forma consolidated balance sheet of Worlds Inc. ("Worlds"), Worlds Acquisition Corp. ("WAC") and Academic Computer Systems Inc. ("Academic"), as if the Mergers had been effective as of September 30, 1997. The merger agreements provide that all of the outstanding shares of Worlds will be converted into shares of WAC and WAC will be merged into Academic. The unaudited pro forma consolidated balance sheet has been prepared to illustrate the estimated effects of the Mergers and was derived by adjusting the historical balance sheets of Worlds, WAC and Academic as of September 30, 1997 for certain transactions pursuant to the mergers described in the notes to the unaudited pro forma consolidated balance sheet. The unaudited pro forma consolidated balance sheet should be read in conjunction with the financial statements of Worlds, WAC and Academic contained elsewhere herein. The unaudited proforma consolidated balance sheet is not necessarily indicative of the financial position of the combined company that would have occurred had the Mergers occurred on September 30, 1997, nor is it necessarily indicative of future financial position.

                                   WORLDS INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (Unaudited)


                                            Historical
                                ------------------------------------                                                     Proforma
                                                                                             Proforma Adjustments      Consolidated
                                  Worlds         WAC        Academic     Total      Note      Debit        Credit      as Adjusted
                                ------------  ----------   ----------  ----------  ---------------------------------  -------------
Assets

Cash & cash equivlents          $    53,351   $   3,045    $ 613,175   $  669,571   (4)    $ 3,008,220   $             $  4,203,791
                                                                                    (5)        526,000
Trade receivables                   149,684                               149,684                                           149,684
Less: allowance for doubtful
    accounts                       (149,684)                             (149,684)                                         (149,684)
Prepaids & other current assets      25,166                                25,166                                            25,166
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Current Assets                 78,517       3,045     613,175       694,737            3,534,220             0      4,228,957

Property & equipment, net           265,127                               265,127                                           265,127
Advance to Worlds, Inc.                         100,000                   100,000   (3)                      100,000              0
Deferred private placement costs                215,000                   215,000   (4)         35,000       250,000              0
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Total Assets                    $   343,644   $ 318,045    $613,175    $1,274,864          $ 3,569,220   $   350,000   $  4,494,084
                                ============  ==========   =========   ===========         ============  ============  =============

Liabilities & Stockholders'
    Equity (Deficit)

Accrued liabilities             $   735,812   $ 270,276    $ 45,517    $1,051,605   (4)    $   130,000   $    35,000   $    368,149
                                                                                    (4)        160,456
                                                                                    (6)        314,000
                                                                                    (6)        114,000
Due to stockholder                               11,724                    11,724                                            11,724
Accounts payable                  1,137,768                   5,250     1,143,018                                         1,143,018
Advanced customer billings &                                                                                                      0
   deferred revenue                 436,140                               436,140                                           436,140
Advance from WAC                    100,000                               100,000   (3)        100,000                            0
Current portion, notes payable    1,710,000                             1,710,000   (6)      1,650,000                       60,000
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Current Liabilities         4,119,720     282,000      50,767     4,452,487            2,468,456        35,000      2,019,031

Long-term portion, notes
    payable                         126,666                               126,666   (6)                    1,964,000      2,090,666

                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
Total Liabilities                 4,246,386     282,000      50,767     4,579,153            2,468,456     1,999,000      4,109,697
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Preferred stock - series A & B          282                                   282   (1)            282                            0
Common stock                            553       8,400      45,500        54,453   (1)            553         2,000         16,118
                                                                                    (2)         44,592
                                                                                    (4)                        3,800
                                                                                    (4)                          425
                                                                                    (5)                          585
Deferred compensation                (8,183)                               (8,183)  (1)                        8,183              0
Additional paid-in-capital       17,105,102     195,600     312,571    17,613,273   (1)     17,105,102     1,998,000      6,444,966
                                                                                    (2)                      248,929
                                                                                    (4)            425     3,164,876
                                                                                    (5)                      525,415
Retained earnings (deficit)     (21,000,496)   (167,955)    206,493    (20,961,958) (1)      5,902,742    21,000,496     (6,076,697)
                                                                                    (2)        206,493
                                                                                    (4)        120,000
                                                                                    (6)                      114,000
Less: treasury stock                                         (2,156)       (2,156)  (2)                        2,156              0

Total Stockholders'
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------
    Equity (Deficit)             (3,902,742)     36,045     562,408    (3,304,289)          23,380,189    27,068,865        384,387
                                ------------  ----------   ---------   -----------         ------------  ------------  -------------

Total Liabilities & Stockholders'
    Equity (Deficit)            $   343,644   $ 318,045    $613,175    $1,274,864          $25,848,645   $29,067,865   $  4,494,084
                                ============  ==========   =========   ===========         ============  ============  =============


                                   WORLDS INC.
                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


         On December 3, 1997 the merger agreements between Worlds, WAC and Academic were consummated. In combining the entities and accounting for the private placement closings that occurred on November 21 and December 31, 1997, the following pro forma adjustments have been made to the unaudited pro forma consolidated balance sheet at September 30, 1997.


 (1) Represents the acquisition of Worlds by WAC, issuance of 2,000,000 shares of WAC to the former shareholders of Worlds and elimination of Worlds equity accounts. The 2,000,000 shares of WAC were valued at the private placement price at $1 per share ($2,000,000). The final allocation of the purchase price is dependant upon certain valuations. Accordingly the difference between the costs of the acquisition and the underlying book value of Worlds (an excess purchase price over equity of $5,902,742) has been allocated to purchased research and development costs subject to completion of such valuations.
 (2)     Represents the merger of WAC and Academic.
 (3) Represents the elimination of an intercompany advance from WAC to Worlds.
 (4) Represents net proceeds ($3,168,676, after commissions and expenses of the offering) from the initial closing of private offering memorandum, the issuance of 3,800,000 shares of WAC to investors and the issuance of 425,000 shares of WAC to placement agent. Settlement of certain accrued liabilities ($160,456), accrued private placement costs ($130,000) and payment of consulting fees ($120,000) were made at the initial closing resulting in net cash received of $3,008,220.
 (5) Represents net proceeds ($526,000, after commissions and expenses of the offering) from the second closing of private offering memorandum and the issuance of 585,000 shares of WAC to investors.
 (6) Represents the reclassification from current liabilities to long-term debt of Worlds liabilities of $1,964,000 and the write down of $114,000 of Worlds lease obligations as a result of the consummation of the mergers.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 13, 1998

                                                WORLDS INC.



                                             By: /s/ Thomas Kidrin
                                                _______________________

                                                Thomas Kidrin,
                                                President and CEO



                                        3